Exhibit 10.54

AMENDED AND RESTATED OPERATING AGREEMENT

of

UNION TELECARD ALLIANCE, LLC

This AMENDED AND RESTATED OPERATING AGREEMENT OF UNION TELECARD ALLIANCE, LLC, a Delaware limited liability company (the “Company”), is made, entered into and effective as of April 24, 2002 (this “Agreement”), by and among UTCG Holdings LLC, a Delaware limited liability company (“Newco”), IDT Domestic-Union, LLC, a Delaware limited liability company (“IDT Domestic-Union”), IDT Corporation, a Delaware corporation (“IDT”), and the Company, and each other Person who, in accordance with the terms hereof, shall become a party to or be bound by the terms of this Agreement after the date hereof.

WHEREAS, the Company was formed under the Act pursuant to the Certificate of Formation filed with the Secretary of State of the State of Delaware;

WHEREAS, the original Operating Agreement in respect of the Company was adopted and dated April 27, 1998 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended by Amendment No. 1 to the Operating Agreement, dated as of May 1, 1998, Amendment No. 2 to the Operating Agreement, dated as of May 1, 2001, and Amendment No. 3 to the Operating Agreement, dated as of June 5, 2001 (the Original Agreement, as amended, is herein referred to as the “Operating Agreement”);

WHEREAS, Carlos Gomez has heretofore assigned, transferred and conveyed his 49% membership interest in the Company to Newco (the “Transfer”) and has withdrawn from the Company as a Member, and Newco has heretofore acquired from Carlos Gomez his 49% membership interest in the Company and has been admitted to the Company as a Member;

WHEREAS, as a result of the Transfer Newco owns 49% of the membership interests in the Company, IDT Domestic-Union owns 49% of the membership interests in the Company and IDT owns 2% of the membership interests in the Company; and

WHEREAS, the undersigned, being all of the members of the Company, desire to amend and restate the Operating Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and among the parties hereto as follows:

ARTICLE 1

DEFINITIONS

As used herein:

1.1. “Act” shall mean the Limited Liability Company Act of the State of Delaware, as the same may be amended from time to time.

1.2. “Additional Capital Contribution” shall mean any Capital Contribution made in accordance with Section 3.2.

1.3. “Affiliate” shall mean, with respect to any Person, any other Person who controls, is controlled by or is under common control with such Person. “Control” (and its derivations) shall mean the ability to direct or influence the policy or management of any Person, whether by means of contract, organizational document or otherwise.

1.4. “Agreement” shall have the meaning specified in the first paragraph hereof, as it may be further amended, restated, supplemented or otherwise modified from time to time as herein provided.

1.5. “Assignee” shall mean an assignee or a transferee of a Member’s Interest who has not been admitted as a new Member.

1.6. “Book Value” shall have the meaning specified in Section 7.1.

1.7. “Capital Account” shall have the meaning specified in Section 3.3.

1.8. “Capital Contribution” shall mean the total amount of cash and other property contributed by a Member to the capital of the Company pursuant to this Agreement.

1.9. “Cause” shall have the meaning set forth in Section 4.2(a).

1.10. “Certificate” shall mean the Certificate of Formation of the Company as originally filed with the Office of the Secretary of State of Delaware, as such certificate may be amended and restated from time to time.

1.11. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

1.12. “Company” shall mean the limited liability company hereby established in accordance with this Agreement by the parties hereto, as such limited liability company may from time to time be constituted.

1.13. “Dismissal” shall have the meaning set forth in Section 4.2(a).

1.14. “Distribution Agreement” shall have the meaning set forth in the preamble.

1.15. “Dissolution Event” shall have the meaning specified in Section 10.1.

1.16. “Fiscal Year” shall mean the fiscal year of the Company and shall be the same as its taxable year, which shall commence on August 1 and end on July 31 of each year unless otherwise required by the Code. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

1.17. “IDT” shall mean IDT Corporation, a Delaware corporation.

1.18. “IDT Domestic-Union” shall mean IDT Domestic-Union, LLC, a Delaware limited liability company.

1.19. “IDT Netherlands” shall mean IDT Netherlands, B.V., a corporation organized and existing under the laws of The Netherlands.

1.20. “Indemnified Persons” shall have the meaning specified in Section 5.5.

1.21. “Initial Capital Contribution” reserved.

1.22. “LLC Interest Certificate” shall have the meaning specified in Section 6.5(a).

1.23. “Majority-in-Interest of the Members” shall mean any one or more Members having more than fifty percent (50%) in the aggregate of the Membership Interests of all Members.

1.24. “Members” shall mean (i) each Person who holds a Membership Interest in the Company for so long as such Person holds any Membership Interest, (ii) any transferee of any Membership Interest who has been admitted to the Company as a Member in accordance with the terms of this Agreement or (iii) any other Person who has been admitted to the Company as a Member in accordance with the terms of this Agreement.

1.25. “Membership Interest” shall mean the proportionate interest of a Member in the Company set forth on Exhibit A hereto, as the same may be amended from time to time.

1.26. “Membership Percentage” shall mean, with respect to each Member, the percentage set forth opposite the name of such Member on Exhibit A hereto.

1.27. “Net Profits” and “Net Losses” shall mean the income and loss of the Company as determined in accordance with the accounting methods followed by the Company for federal income tax purposes including income exempt from tax and described in Code § 705(a)(1)(B), treating as deductions items of expenditure described in, or under Treasury Regulations deemed described in, Code § 705(a)(2)(B) and treating as an item of gain (or loss) the excess (deficit), if any, of the fair market value of distributed property over (under) its Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their Book Value rather than to their adjusted bases.

1.28. “Newco” shall have the meaning ascribed to such term in the first paragraph of this Agreement.

1.29. “Notices” shall have the meaning specified in Section 13.1.

1.30. “Operating Agreement” shall have the meaning set forth in the preamble.

1.31. “Original Agreement” shall have the meaning set forth in the preamble.

1.32. “Person” shall mean an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

1.33. “Sales and Distribution” shall have the meaning set forth in Section 4.3(a).

1.34. “Securities Purchase Agreement” shall have the meaning set forth in the preamble.

1.35. “Trademarks” shall mean trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions and all other rights associated therewith.

1.36. “Transfer” shall mean any direct or indirect sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary, involuntary, by operation of law or otherwise, by sale of stock or partnership interests, or otherwise, of a Membership Interest or of any entity which directly or indirectly through one or more intermediaries holds an Membership Interest.

1.37. “Treasury Regulations” shall mean the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of any successor Treasury Regulations).

ARTICLE 2

FORMATION OF LIMITED LIABILITY COMPANY

2.1. Formation. Prior to the date hereof, the Certificate of Formation (the “Certificate”) was filed with the Secretary of State of the State of Delaware. Each party hereto represents and warrants that it is duly authorized to enter into this Agreement and to perform his or its obligations hereunder, and that the Person executing and delivering this Agreement on his or its behalf is duly authorized to do so.

2.2. Name. The name of the Company shall be Union Telecard Alliance, LLC, and all business of the Company shall be conducted under that name or under any other name as the Members may determine from time to time; provided, however, that the words “Limited Liability Company” or the initials “LLC” shall be included in the name where necessary.

2.3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

2.4. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

2.5. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Company shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

2.6. Principal Office. The Principal Office of the Company shall be located at 44 Cherry Valley Avenue, West Hempstead, New York 11552.

2.7. Duration. The Company was formed upon the filing of the Certificate with the Office of the Secretary of State of Delaware pursuant to the Act and shall continue until dissolved pursuant to Section 10.1.

ARTICLE 3

CAPITAL CONTRIBUTIONS

3.1. Membership Percentages. The Membership Percentages of the Members are reflected in Exhibit A and shall be adjusted from time to time to properly reflect the admission of new Members or any other event having an effect on a Member’s Membership Percentage.

3.2. Additional Capital Contributions. If additional funds are required by the Company, each Member may advance Additional Capital Contributions. If the Company determines that additional funds are required by the Company for any Company purpose, the Company may obtain such funds as a loan from any third party upon such terms and conditions as the Company deems appropriate.

3.3. Capital Accounts. A separate Capital Account (a “Capital Account”) shall be established and maintained for each Member, including any substituted or additional Member who shall hereafter acquire a Membership Interest in the Company, in accordance with the following provisions:

(a) Each Member’s Capital Account shall be increased by:

(i) the amount of any money contributed by the Member to the Company;

(ii) the fair market value of any property contributed by the Member to the Company;

(iii) the amount of Net Profits allocated to the Member; and

(iv) the amount of any Company liabilities assumed by such Member (or taken subject to, if property is distributed to the Member by the Company);

(b) Each Member’s Capital Account shall be decreased by:

(i) the amount of any money distributed to the Member by the Company;

(ii) the fair market value of any property distributed to the Member by the Company;

(iii) the amount of Net Losses allocated to the Member; and

(iv) the amount of any Member liabilities assumed by the Company (or taken subject to if property is contributed to the Company by the Member).

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations under § 704(b) of the Code and, to the extent not inconsistent with the provisions of this

Agreement, shall be interpreted and applied in a manner consistent with such Regulations.

(c) A Member shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company except as provided in Article 9; nor shall a Member be entitled to make any loan or Capital Contribution to the Company other than as expressly provided herein. No loan made to the Company by any Member shall constitute a Capital Contribution to the Company for any purpose.

(d) Except as required by the Act, no Member shall have any liability for the return of the Capital Contribution of any other Member. A Member who has more than one Membership Interest in the Company shall have a single Capital Account that reflects all such Membership Interests, regardless of the class of Membership Interest owned and regardless of the time or manner in which the Membership Interests were acquired.

3.4. Transfer of Capital Accounts. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased by means of the transfer to it of all or part of the interest in the Company of another Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or distribution to a then Member shall include a Capital Contribution or distribution previously made by or to any prior Member on account of the Membership Interest of such then Member.

ARTICLE 4

OFFICERS

4.1. Officers.

(a) The officers of the Company shall consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer. Subject to the rights set forth in this Article 4, the Members, in their discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate. The officers of the Company need not be Members of the Company or an Affiliate of a Member of the Company.

(b) The officers shall exercise such powers and perform such duties as may be determined from time to time pursuant to the terms of this Agreement. All officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Company shall be filled by the Member or officer who is authorized to appoint such officer in accordance with this Article 4.

(c) The salaries of the Chief Executive Officer and President shall be set jointly by IDT and Newco and the salaries of the other employees of Company shall be set jointly by the Chief Executive Officer and President.

(d) The signatures of the Chief Executive Officer and President shall be required for all checks, money orders or money wires of, and any payment or other transfer of funds by, the Company of an amount greater than $50,000.

(e) Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company shall be executed in the name of and on behalf of the Company by the Chief Executive Officer and President and such officers may, in the name of and on behalf of the Company, take jointly all such action as such officers may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Chief Executive Officer and President may from time to time confer like powers upon any other person or persons.

4.2. Appointment of Chief Executive Officer and President.

(a) Newco shall have the sole right to appoint and remove the Chief Executive Officer, subject to IDT’s consent, which shall not be unreasonably withheld; provided, that IDT shall have the right to remove the Chief Executive Officer in the event the Chief Executive Officer (i) is charged with a felony, or (ii) fails to perform his or her duties to or with the Company promptly after a written demand for substantial performance is delivered to the Chief Executive Officer by the Company which identifies the manner in which the Company believes that he or she has not substantially performed his or her duties (each, a “Cause”).

(b) IDT shall have the sole right to appoint and remove the President, subject to Newco’s consent, which shall not be unreasonably withheld; provided, however, that Newco shall have the right to remove the President for Cause.

4.3. Chief Executive Officer.

(a) The Chief Executive Officer shall have general supervision of, and be responsible for, the following (collectively, “Sales and Distribution”):

(i) managing the Company’s relationships with its partners, customers, distributors and vendors;

(ii) selecting customers, accepting orders and, subject to the President’s right to reduce credit limits, setting and monitoring credit limits of the Company’s partners, customers, distributors and vendors;

(iii) establishing the prices of products and discounts offered to the Company’s partners, customers, distributors and vendors, subject to the President’s consent, which shall not be unreasonably withheld;

(iv) developing and designing new calling cards and other telecommunications-related products that are suitable for sale in the United States through the Company’s distribution chain, subject to the President’s consent, which shall not be unreasonably withheld; and

(v) shipping and receiving calling cards to and from the Company’s partners, customers, distributors and vendors.

(b) The Chief Executive Officer will involve the President in all matters relating to Sales and Distribution, including sales strategy meetings and meetings with the Company’s partners, customers, distributors and vendors.

(c) The Chief Executive Officer shall have the sole right to appoint and the sole right to remove employees of the Company responsible for matters within the responsibilities of the Chief Executive Officer, as set forth in this Section 4.3; provided, however, that the President shall also have the right, subject to the Chief Executive Officer’s consent, which shall not be unreasonably withheld, to remove such employees for cause.

(d) Antonio Jose Gomez is hereby appointed Chief Executive Officer of the Company.

4.4. President.

(a) The President shall have general supervision of, and be responsible for, the following:

(i) the Chief Financial Officer’s responsibilities, as set forth in Section 4.7;

(ii) the Chief Operating Officer’s responsibilities, as set forth in Section 4.6; and

(iii) any other matter not explicitly assigned to any other officer of the Company.

(b) The President shall perform the duties of the Chief Executive Officer at the request of the Chief Executive Officer, in the absence of the Chief Executive Officer or in the event of the inability of the Chief Executive Officer to act, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

(c) The President shall execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by this Agreement, the Members or the President.

(d) The President shall be responsible for the growth of the business and shall participate with the Chief Executive Officer in sales strategy meetings and meetings with the Company’s partners, customers, distributors and vendors.

(e) The President shall have the sole right to appoint and the sole right to remove employees of the Company, including, without limitation, the Chief Operating Officer, the Chief Financial Officer, the Treasurer and the Secretary, responsible for matters within the responsibilities of the President, as set forth in this Section 4.4; provided, however, that the Chief Executive Officer shall also have the right, subject to the President’s consent, which shall not be unreasonably withheld, to remove such employees for cause.

(f) Gaby Glass is hereby appointed the President of the Company.

4.5. Co-responsibilities of the Chief Executive Officer and President.

(a) Each of the Chief Executive Officer and President, as the two senior executive officers, shall have general supervision of, and be responsible for, selecting new demographic, geographic and other new markets for sales and distribution of calling cards and other telecommunications-related products:

(i) in the United States, subject to the other senior executive officer’s consent, which shall not be unreasonably withheld; and

(ii) outside the United States, subject to the other senior executive officer’s consent, which may be withheld for any reason or for no reason.

(b) The Chief Executive Officer and President shall jointly preside at all meetings of the Members.

4.6. Chief Operating Officer.

(a) The Chief Operating Officer shall report to the President and have general supervision of, and be responsible for, the following:

(i) setting rates for the calling cards, subject to providing the Chief Executive Officer with prior notice of all changing rates;

(ii) printing calling cards; provided, however, that the Chief Executive Officer shall have the right to veto the selection of any printing facility;

(iii) purchasing supplies; and

(iv) any other matter assigned to the Chief Operating Officer by the President or the Chief Executive Officer.

(b) Alan Forman is hereby appointed the Chief Operating Officer of the Company.

4.7. Chief Financial Officer.

(a) The Chief Financial Officer shall report to the President and have general supervision of, and be responsible for, the following:

(i) finance;

(ii) payroll;

(iii) accounts payable and accounts receivable;

(iv) general ledger;

(v) preparation of financial statements;

(vi) inventory control;

(vii) the maintenance of the Company’s books and records;

(viii) financial systems;

(ix) the operations of the Treasurer;

(x) hedging currency and interest rate risks; and

(xi) any other matter assigned to the Chief Financial Officer by the President or the Chief Executive Officer.

(b) Joseph Farber is hereby appointed the Chief Financial Officer of the Company.

4.8. Vice Presidents. At the request of the President or in his absence or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Members from time to time may prescribe. If there be no Vice President, the President shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

4.9. Secretary.

(a) The Secretary shall attend all meetings of the Members and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees, if any, when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members, and shall perform such other duties as may be prescribed by the Members or the President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Members, and if there be no Assistant Secretary, then either the Members or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Members may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. Joyce J. Mason is hereby appointed the Secretary of the Company.

(b) Any Person dealing with the Company may rely upon a certificate signed by the Secretary:

(i) as to the identity of the Members or officers of the Company;

(ii) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Members or are in any other manner germane to the affairs of the Company;

(iii) as to who is authorized to execute and deliver any instrument or document an behalf of the Company;

(iv) as to the authenticity of any copy of this Agreement and any amendments hereto; or

(v) as to any act or failure to act by the Company or as to any other matter whatsoever involving the Company, any officer or any Member.

4.10. Treasurer. The Treasurer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the President. The Treasurer shall disburse the funds of the Company as may be ordered by the Members, taking proper vouchers for such disbursements, and shall render to the President and the Members, at its meetings, or when the President or the Members so require, an account of all of his or her transactions as Treasurer and of the financial condition of the Company. If required by the President, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the President for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company. Norman Rosenberg is hereby appointed the Treasurer of the Company.

4.11. Assistant Secretaries. Except as may be otherwise provided in this Agreement, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Members, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Members, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the President, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the President for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

4.13. Other Officers. Such other officers as the Members may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Members. The Members may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

4.14. Distribution Agreement. The parties acknowledge and agree that notwithstanding any other provision of this Agreement, all actions and determinations with respect to the amendment or termination of the Distribution Agreement require the prior consent of IDT Domestic-Union and IDT, except with respect to (i) the termination of the Distribution Agreement by the Company, (ii) the enforcement of any rights of the Company under the Distribution Agreement (in either such case to the extent such actions or determinations pertain directly to a breach of the Distribution Agreement by IDT Netherlands or to the failure by IDT Netherlands to fulfill its obligations under the Distribution Agreement), (iii) the assertion of any claims, counterclaims, defenses or objections on behalf of the Company concerning the Distribution Agreement, or (iv) the submission to arbitration of a dispute, controversy or difference on behalf of the Company pursuant to Section 20 of the Distribution Agreement, none of which require the prior consent of IDT Domestic-Union or IDT but do require that all Members be notified at least seven days prior to taking any actions or determinations with respect to the termination of the Distribution Agreement or the enforcement of any rights of the Company under the Distribution Agreement.

ARTICLE 5

RIGHTS AND OBLIGATIONS OF MEMBERS

5.1. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be personally obligated for any such debt, obligation or liability of the Company solely by reason of being a member of the Company. The Members shall not be required to lend any funds to the Company. Each Member shall only be liable to make payment of its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement. If and to the extent a Member’s contribution shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions.

5.2. Other Business. Subject to the terms of any agreement between any Members and/or the Company, the Members and any Person affiliated with any of the Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. None of the Company or the other Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement. To the extent that, at law or in equity, a Member or any Affiliate of a Member has duties (including fiduciary duties) and liabilities to the Company or to the Members, no such Person shall be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of any such Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Person. Notwithstanding the foregoing, one or more Members may enter into an agreement with the Company and/or one or more other Members with respect to the management of the Company, the transfer of any Membership Interest in the Company, or any other matter relating to the Company permitted by applicable laws, and such agreement shall be enforceable as permitted under such laws. A copy of any such agreement shall be provided to the Company, and the Secretary shall maintain such a copy with the Company’s books and records.

5.3. Conflicts of Interest.

(a) Subject to the terms of any agreement that may be entered into between any of the Members, or any of the Members and the Company, a Member shall be entitled to enter into transactions that may be beneficial to the Company, it being expressly understood that the Members may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, subject to the terms of any agreement that may be entered into between any of the Members, or any of the Members and the Company, each Member shall account to the Company and hold as trustee for it any property, profit or benefit derived by such Member, without the consent of the other Members, in the conduct and winding up of the Company business or from a use or appropriation by the Member of Company property, including information developed exclusively for the Company and opportunities expressly offered to the Company.

(b) A Member does not violate a duty or obligation to the Company merely because the Member’s conduct furthers the Member’s own interest. A Member may lend money to and transact other business with the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either (i) the transaction is fair to the Company or (ii) disinterested Members knowing the material facts of the transaction and the Member’s interest, authorize, approve or ratify the transaction.

5.4. Payment of Costs and Expenses.

(a) The Company will be responsible for all day-to-day management and administrative expenses of the Company and all general overhead expenses of the Company. Each officer will be reimbursed by the Company for all out-of-pocket expenses including, without limitation, travel and travel-related expenses incurred by it on behalf of the Company that are directly related to the business and affairs of the Company.

(1) In the event of (i) any claims, threatened claims or reasonably foreseeable claims against IDT or the Company alleging that the business of IDT or the Company conducted under the Trademarks licensed by IDT to the Company or later developed by the Company violates, misappropriates or infringes on the intellectual property rights of any third party, or (ii) that any third party violates, misappropriates or infringes on the Trademarks licensed by IDT to the Company, IDT and the Company agree that IDT will control the defense or prosecution, as the case may be, of such claims, including without limitation any preparation, negotiations with any such third parties and litigation. The Company shall bear the costs and expenses of any such activity, including, without limitation, legal and other fees, judgments and settlements, including, without limitation, the ongoing costs of any licenses entered into with any such third party in which the Company is either one of the licensors or one of the licensees.

5.5. Indemnification. Any Person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was (i) a Member or (ii) an employee, officer, manager, shareholder or partner of the Company or any Member (collectively, the “Indemnified Persons”), shall be indemnified by the Company for any losses or damage sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person’s reasonably related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this Section shall not extend to actions or omission of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such Indemnified Person or which are in material breach or violation by such Indemnified Person of this Agreement or which are in derogation of the fiduciary duties owed by such Indemnified Person to the Company and the Members, in each case as determined by a court of competent jurisdiction. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The Company may indemnify other Persons for their actions on behalf of the Company. The duty of the Company to indemnify the Indemnified Persons under this Section shall be limited to the assets of the Company, and no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.

ARTICLE 6

BOOKS; ACCOUNTING REPORTS; TAX MATTERS; CERTIFICATES

6.1. Books and Records. The Company shall keep, or cause to be kept, complete and accurate books and records of account (including Capital Accounts) of the Company. The books of the Company (other than books required to maintain Capital Accounts) shall be kept on such basis of accounting as shall be deemed appropriate by the Treasurer of the Company (or specified by the Members), and otherwise in accordance with generally accepted accounting principles consistently applied, and shall at all times be maintained or made available to each Member of the Company having a Membership Percentage of at least 20% at the principal business office of the Company, including, without limitation, for tax preparation and accounting and for any other proper purpose. A current list of the full name and last known business address of each Member, set forth in alphabetical order, a copy of the Certificate, including all certificates of amendment thereto and executed copies of all powers of attorney pursuant to which the Certificate or any certificate of amendment has been executed, copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years, copies of the Agreement and of any financial statements of the Company for the three most recent years and all other records required to be maintained pursuant to the Act shall also be maintained at the principal business office of the Company.

6.2. Reports. (2) Forthwith upon request, the Company shall, at the cost and expense of the Company, furnish, or cause to be furnished, to each Member having a Membership Percentage of at least 20%, such information bearing on the financial condition and operations of the Company as any such Member may from time to time reasonably request.

(a) Each Member having a Membership Percentage of at least 20% shall have the right, at all reasonable times and upon reasonable notice during usual business hours, to audit, examine and make copies of or extracts from the books of account of the Company for any purpose reasonably related to such Member’s Interest as a member of the Company. Such right may be exercised through any Affiliate, agent or employee of such Member designated by it or by a certified public accountant designated by such Member. A Member shall bear all expenses incurred in any examination made for such Member’s account.

6.3. Filing of Returns and Other Writings; Tax Matters Partner.

(a) The Treasurer of the Company shall determine the method of depreciation to be utilized by the Company for tax purposes and all elections to be made by the Company for tax purposes.

(b) The Company shall cause the preparation and timely filing of all Company tax returns and shall timely file all other writings required by any governmental authority having jurisdiction to require such filing.

(c) IDT shall serve as the “tax matters partner” (as such term is defined in Section 6231(a)(7) of the Code, the “Tax Matters Partner”) for purposes of Section 6231 of the Code.

(d) Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members.

(e) The provisions of this Section 6.3 shall survive the termination of the Company or the termination of any Member’s Interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Company or the Members.

6.4. Reserves. The Company may from time to time establish reasonable cash reserves.

6.5. LLC Interest Certificate.

(a) Each Member shall be entitled to have a certificate issued by the Company to evidence such Member’s Interest (“LLC Interest Certificate”).

(b) The LLC Interest Certificates shall be created and issued by the Company in the form of the LLC Interest Certificate attached hereto as Exhibit B or in such form or forms as the Chief Executive Officer and the President may approve, such approval to be conclusively evidenced by the signature of the Chief Executive Officer and the President thereon.

(c) A Member may not sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of all or any part of such Member’s LLC Interest Certificate or any interest therein; provided that this subsection (c) shall not be applicable to any disposition of a Membership Interest or any part thereof or any interest therein in accordance with Article XII of this Agreement; and provided, further, that Newco shall have the right to pledge its LLC Interest Certificate and its interest therein pursuant to that certain LLC Interest Pledge and Security Agreement, dated April 24, 2002, by and between Newco and Carlos Gomez and this hereby constitutes IDT’s, IDT Domestic-Union’s and the Company’s consent to such a pledge for all purposes.

(d) Each Member agrees that, upon ceasing to be a Member, such Member shall promptly surrender its LLC Interest Certificate to the Company at its principal place of business.

(e) The Company may issue a new LLC Interest Certificate in the place of any LLC Interest Certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed LLC Interest Certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new LLC Interest Certificate.

ARTICLE 7

DETERMINATION OF BOOK VALUE OF COMPANY ASSETS

7.1. Book Value. Except as set forth below, the Book Value of any Company asset is its adjusted basis for federal income tax purposes.

7.2. Initial Book Value. The initial Book Value of any assets contributed by a Member to the Company shall be the gross fair market value of such assets at the time of such contribution.

7.3. Adjustments. The Book Values of all of the Company’s assets may be adjusted by the Company to equal their respective gross fair market values, as determined by the Company, as of the following times: (a) the admission of a new Member to the Company or acquisition by an existing Member of an additional Membership Interest in the Company; (b) the distribution by the Company of money or property to a retiring or continuing Member in consideration for the retirement of all or a portion of such Member’s Interest in the Company; (c) the termination of the Company for Federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (d) such other times as determined by the Members.

7.4. Depreciation and Amortization. The Book Value of a Company asset shall be adjusted for the depreciation and amortization of such asset taken into account in computing Net Profits and Net Losses and for Company expenditures and transactions that increase or decrease the asset’s Federal income tax basis.

ARTICLE 8

ALLOCATION OF NET PROFITS AND NET LOSSES

8.1. Allocation of Net Profits. Net Profits shall, first, be allocated in proportion to, and to the extent of, the excess of prior allocations of Net Losses under Section 8.2 below over prior allocations of Net Profits under this Section 8.1 and, second, among the Members in proportion to their respective Membership Percentages.

8.2. Allocation of Net Losses. Net Losses shall, first, be allocated among the Members in proportion to their Membership Percentages until the Capital Account of any Member is reduced to zero, second, among the Members in proportion to, and to the extent of, their positive Capital Account balances and, finally, to the Members in proportion to their Membership Percentages.

8.3. Allocation of Tax Credits and Tax Losses. Tax credits and tax losses shall be allocated among the Members in proportion to their Membership Percentages.

8.4. Treasury Regulation Allocations. When the Book Value of a Company asset differs from its basis for federal or other income tax purposes, solely for purposes of the relevant tax and not for purposes of computing Capital Account balances, income, gain, loss, deduction and credit shall be allocated among the Members under the traditional method with curative allocations under Treasury Regulation § 1.704-3(c).

8.5. Restrictions on Transfer. No Member may Transfer any Membership Interest without the prior written consent of the Company (excluding the proposed

Transferor and Transferee), and subject to the terms of any agreement between any of the Members. Upon any approved transfer, Exhibit A hereto shall be amended accordingly.

8.6. Regulatory Allocations. Notwithstanding, and prior to the application of, any other provisions in this Article 8:

(a) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in “partner nonrecourse debt minimum gain” (as defined and determined in accordance with Treasury Regulations Sections 1.704-2(i)(2) and (3)) attributable to a “partner nonrecourse debt” (as defined in Section 1.704-2(b)(4) of the Treasury Regulations) during any Fiscal Year, each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of the Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 8.6(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(b) Any “partner nonrecourse deductions” (as defined in Sections 1.704-2(i)(l) and 1.704-2(i)(2) of the Treasury Regulations) for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the “partner nonrecourse debt” (as defined in Section l.704-2(b)(4) of the Treasury Regulations) to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

ARTICLE 9

DISTRIBUTIONS

9.1. Distributions. Distributions shall be made on a monthly basis, in such amounts as determined by the Members, subject to considerations with respect to additional capital or maintaining reasonable reserves, and shall be made among the Members in cash or other property first, in proportion to, and to the extent of, the excess of each Member’s Capital Contributions over prior distributions to that Member under this Section 9.1 and, second, in proportion to their Membership Percentages. Unless otherwise agreed to by all Members having a Membership Percentage of at least 20%, or unless prohibited by applicable law, the Company shall effect such distributions as shall be necessary to ensure that the Company distributes at least 60% of its Net Profits derived in each of its Fiscal Years.

9.2. Withdrawals of Capital Contributions and Membership Interest Thereon. No Member shall be entitled to withdraw any part of its Capital Contributions to, or to receive any distributions from the Company except as provided in Section 9.1 and Section 10.2. No Member shall be entitled to demand or receive (i) interest on its Capital Contributions or (ii) any property from the Company other than cash except as provided in Section 10.2(a).

9.3. Restoration of Funds. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to Section 9.1.

ARTICLE 10

DISSOLUTION AND LIQUIDATION

10.1. Dissolution. The Company shall be dissolved upon the occurrence of any of the following (each, a “Dissolution Event”):

(a) The sale, transfer or other disposition of all or substantially all the assets of the Company;

(b) Reserved;

(c) The happening of any of the events set forth in §§ 18-801(4) and 18-801(5) of the Act which affects the Member and thereby results in the dissolution of the Company by operation of law unless within 90 days thereafter all remaining Members unanimously elect to continue the business of the Company; or

(d) The unanimous written decision of the Members to dissolve the Company.

10.2. Winding up Affairs and Distribution of Assets.

(a) Upon dissolution of the Company (except dissolution pursuant to Section 10.1(c), and in the absence of an election to continue the business of the Company pursuant to Section 10.1(c) or (d), each Member holding a Membership Percentage of at least 20% shall be the liquidating Member(s) (the “Liquidating Members”) and, shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Liquidating Member or Members shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods: (1) selling the Company’s assets and distributing the net proceeds therefrom (after the payment of the Company’s liabilities) to each Member in satisfaction of its Capital Account; or (2) if all Members shall agree, distributing the Company assets to the Members in kind and debiting the Capital Account of each Member with the fair market value of such assets, each Member accepting an undivided interest in the Company assets (subject to their liabilities) in proportion to and to the extent of each Member’s positive Capital Account balance after allocating and crediting to the Capital Accounts the unrealized gain or loss to the Members as if such gain or loss had been recognized and allocated pursuant to Section 8.1.

(b) If the Company shall employ method (1) as set forth in Section 10.2(a) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Liquidating Member or Members, by an escrow agent selected by the Liquidating Member or Members) and at the expiration of such period as the Liquidating Member or Members may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the Members or their Affiliates and any fees and reimbursements payable under this Agreement; and (v) fifth, to the Members in accordance with Section 9.1.

(c) In connection with the liquidation of the Company, the Members severally, jointly, or in any combination upon which they may agree, shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of a single Member, the Members jointly, or a combination of Members. Any bid made by a Member or Members for all or any portion of the assets shall be made, if at all, within thirty (30) days after the Liquidating Member or Members or any other Member shall have requested such bids. A copy of each bid shall be delivered by the Liquidating Member or Members to each Member. Unless otherwise agreed by all Members, no Member shall be entitled to raise its bid after submission thereof, whether in response to a bid received by the Company from any other Member or third party, or otherwise.

ARTICLE 11

RIGHTS AND DUTIES OF THE MEMBERS

11.1. Management Rights.

(a) General Provisions. All Members (other than Assignees) shall be entitled to vote on any matter submitted to a vote of the Members,

(b) Majority. Whenever any matter is required or allowed to be approved by the Members under the Act or pursuant to this Agreement, such matter shall be considered approved or consented to upon the receipt of the affirmative approval or consent, either in writing or at a meeting of the Members, of Members having

Membership Percentages in excess of 50% of the Membership Percentages of all the Members entitled to vote on a particular matter, unless a greater percentage shall be required by applicable law. Assignees and, in the case of approvals for withdrawal where consent of the remaining Members is required, withdrawing Members shall not be considered Members entitled to vote for the purpose or determining a Majority-In-Interest. In the case of a Member who has disposed of his or her Membership Interest to an assignee, but has not been removed as provided below, the Membership Percentage of such Assignee shall be considered in determining a Majority-In-Interest and such Member’s vote or consent shall be determined by such Membership Percentage. Notwithstanding the foregoing, the following actions shall require the consent of Members holding an aggregate Membership Percentage of at least 66 2/3%:

(i)      any amendment to this Agreement;

(ii)     the addition of any new Member;

(iii)     any merger of the Company with and into another Person;

(iv)     the sale of all or substantially all of the Company’s assets to another Person;

(v)      any sale of the Company’s assets outside of the ordinary course of business;

(vi)     the entry by the Company into any contract or transaction (or any series of related contracts or transactions) having an aggregate value of at least $25,000 with any Member having a Membership Percentage of at least 20% or with any Affiliate of such a Member;

(vii)     the dissolution or winding up of the Company;

(viii)    the continuation of the Company after a Dissolution Event; and

(ix)      the making of calls upon Members for Additional Capital Contributions.

(c)     Binding Effect of Member Action. Any action taken by the Members on behalf of the Company in accordance with the provisions of Section 11.2(a) and Section 11.2(b) shall constitute the act of and shall serve to bind the Company.

11.2.     Admission of New Members. In the event of the admission of additional Members, Exhibit A hereto shall be amended accordingly.

ARTICLE 12

TRANSFERS OF MEMBERSHIP INTERESTS, NON-COMPETE, RELATED OPPORTUNITIES, ETC.

12.1. Consent Required. No Member shall transfer its Membership Interest in the Company except in accordance with Section 7 of the Securities Purchase Agreement, and subject to the terms of any other agreement between the Company and/or any of the Members; provided, however, that IDT and IDT Domestic-Union may transfer their interests in the Company and rights under this Agreement to any direct or indirect controlled Affiliate of IDT upon the delivery of written notice to the other parties to this Agreement and the Company.

12.2. Obligations and Rights of Transferees and Assignees. Any Person who acquires in any manner whatsoever the interest (or any part thereof) of any Member in the Company, irrespective of whether such Person has accepted and assumed in writing the terms and provisions of this Agreement, shall be deemed, by acceptance of the benefit of the acquisition thereof, to have requested and agreed to be subject to and bound by all of the obligations of this Agreement, with the same force and effect as any predecessor in interest in the Company, shall have only such rights as are provided in this Agreement, and, without limiting the generality of the foregoing, such Person shall not have the value of his interest ascertained or receive the value of such interest, or, in lieu thereof, profits attributable to any right in the Company, except as set forth in this Agreement.

12.3. Nonrecognition of Certain Transfers. Notwithstanding any other provision of this Agreement, any transfer, sale, alienation, assignment, encumbrance or other disposition in contravention of any of the provisions of this Article shall be void and ineffective, and shall not bind, or be recognized by, the Company.

12.4. Required Amendments; Continuation. If and to the extent any transfer of a Membership Interest in the Company is permitted hereunder, this Agreement shall be amended to reflect such transfer and (if and to the extent then required by the Act) a certificate of amendment to the Certificate shall be filed in accordance with the Act. The admission of any substitute Member pursuant to this Article shall be deemed effective immediately prior to the transfer of an interest in the Company to such substitute Member. If the transferor Member has transferred all of its interest in the Company pursuant to this Article 12, then, immediately following such transfer, the transferor Member shall cease to be a Member of the Company. All taxes and fees imposed in connection with, or resulting from, the transfer of Membership Interests shall be borne by the transferor Member.

12.5. Resignation. No Member shall have the right to resign from the Company without the prior written consent of the Company.

12.6. Non-Compete, etc. Newco hereby covenants and agrees that from the date hereof until the later of (i) April 24, 2007 (unless the Distribution Agreement is terminated pursuant to Section 15(b) thereof, in which case this clause (i) shall be inoperative), (ii) the date upon which the Distribution Agreement is terminated and (iii)

the date upon which Newco ceases to be a Member of the Company, it shall not, without the express written consent of IDT, directly or indirectly:

(a) either as an employee, employer, consultant, independent contractor, agent, principal, partner, stockholder, officer, director or in any other individual or representative capacity, engage or participate, invest in (provided that investments shall be permitted in any class of securities listed on any national or regional stock exchange or traded on the National Association of Securities Dealer Automated Quotation System, or registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, if (i) such securities do not exceed 2% of the issued and outstanding shares of such class of securities and (ii) the value of such securities (based on the closing per share price of such securities, as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another authoritative source) does not at any time exceed $5,000,000) or become employed by or otherwise in any way assist or encourage any entity or person, which engages in any activity in competition directly or indirectly with the business of the Company, including without limitation by engaging in or otherwise involving:

(i) the sale or distribution of any telecommunications products, equipment or services, including, without limitation, transmission of voice, data, video or image signals through wireline, wireless, satellite and so-called Voice-over-Internet Protocol or any other form of telephony, prepaid or post-paid debit phone cards, data transfer, paging, messaging, video conferencing and Internet access (“Telecommunications Products”);

(ii) money, funds or credits wiring or transfer; and

(iii) the sale or distribution of any products, equipment or services targeted to one or more of the Company’s primary customer bases to any customers or partners of the Company or any retailers who sell the Company’s products and services, subject to Section 12.7(b), in the case of (i) and (ii), in the United States (including incorporated and unincorporated territories thereof), the Dominican Republic, Puerto Rico, the U.S. Virgin Islands, the British Virgin Islands, Argentina, Peru, Brazil, Chile, Mexico, Colombia, Venezuela, Guatemala, Costa Rica, the United Kingdom, Germany, Spain, France, the Netherlands, Belgium, Sweden, Italy, Russia and Israel, and in the case of (iii), anywhere in the United States;

(b) influence or attempt to, or assist or advise any Person attempting to, influence customers, distributors, partners or suppliers of the Company or any of its Affiliates (i) to divert any part of their business away from the Company, (ii) to cause damage to the business of the Company or any of its Affiliates, or (iii) to do any business with any competitor of the Company or any of its Affiliates; or

(c) solicit or recruit any employee, officer, partner or consultant of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates and that he will not advise or otherwise assist or advise any other Person to solicit or recruit any employee, officer, partner or consultant of the Company or any of its Affiliates.

The parties agree that the provisions of this Section 12.6 shall be interpreted as broadly as possible to enforce such provisions; provided, however, that in the event that any provision of this Section 12.6 is held invalid or unenforceable or the provisions of this Section 12.6 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws, and such other changes shall be made to give effect to the original intent of the parties.

12.7. Related Opportunities.

(a) Each of the Members of the Company agrees to bring to the attention of the Company all opportunities in the United States relating to:

(i) the sale or distribution of money, funds or credits wiring or transfer products, equipment or services, including, without limitation, IGE;

(ii) the generation of advertising revenue from calling cards distributed by the Company; and

(iii) the offering of products not currently sold by the Company that are suitable for sale in the United States through the Company’s distribution chain.

(b) If IDT, on the one hand, or Newco, on the other hand, determines not to jointly pursue one of the opportunities presented by the other that is listed in Section 12.7(a) above that is not a Telecommunications Product as described in Section 12.6(a)(i) above, a product or service described in Section 12.6(a)(ii) above, or a product or service of a kind then currently being distributed by the Company, either through the Company or another vehicle, the party who brought such opportunity to the Company’s attention shall be free to pursue such opportunity on its own notwithstanding Section 12.6(a)(iii) above; provided, however, that if such party does not pursue, or commence the pursuit of, such opportunity within 90 days, such party shall be obligated to bring such opportunity again to the attention of the Company pursuant to Section 12.7(a).

(c) For the avoidance of any doubt, IDT shall be free to pursue, directly or indirectly, any other business opportunity not listed above, including, without limitation, the offering and distribution, of:

(i) rechargeable calling cards other than through a distribution chain which competes directly or materially with the Company’s distribution chain in the United States;

(ii) private label promotional calling cards;

(iii) private label retail calling cards; and

(iv) corporate or small or medium enterprise prepaid or post-paid debit phone cards marketed to corporations and/or other small or medium enterprises for use solely (without any right to resell) by employees, agents or representatives of such corporations and/or other small or medium enterprises.

Such offering and distribution may, without limitation, include distribution of ATM and Point of Sale activated calling cards but shall not include offering or distribution of calling cards through the “Seven Eleven” chain of stores.

(d) For the further avoidance of doubt, the Company shall be free to pursue, directly or indirectly, the offering and distribution of Point of Sale activated calling cards in the Territories (as defined in the Distribution Agreement).

(e) Nothing in this Agreement prohibits Marlene Gomez, Carlos Gomez’s wife, from operating two retail stores in White Plains, New York; provided, that sales therefrom of products or services of the type described in Section 12.6(a)(i) or Section 12.6(a)(ii) above do not at any time in the aggregate exceed $1,000,000 per year.

12.8. Customers. The Members of the Company specifically agree and confirm that none of them nor any of their Affiliates shall utilize directly or indirectly, any customer list or customer information of the Company to market, distribute or sell Telecommunications Products, or otherwise directly or indirectly seek or attempt to market, distribute or sell Telecommunications Products to the customers of the Company, otherwise than through and for the benefit of the Company.

12.9 Other Agreements. Each of the Members hereby acknowledges that, except as explicitly provided otherwise, any and all of the Members’ rights, liabilities, obligations and commitments under any other agreement or understanding relating to the Company, IDT or any of their Affiliates by which any of the parties is bound shall continue in full force and effect, and shall be valid and binding agreements of the Members enforceable against each party in accordance with their terms and unaffected by the terms of this Agreement.

12.10 Cooperation. Each of the Members agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

ARTICLE 13

MISCELLANEOUS

13.1. Notices.

(a) All Notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, “Notices”) authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Member or other party to this Agreement to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the Member or other Party to this Agreement at its address listed on Exhibit A hereto, as such Exhibit may be amended from time to time.

(b) All Notices shall be deemed given when delivered or, if mailed as provided in Section 13.1(a) on the third (3rd) day after the day of mailing, and if sent by telex or telegram or telecopier or overnight delivery service, twenty-four (24) hours after the time of dispatch. Any Member or other party to this Agreement may change its address for the receipt of Notices at any time by giving Notice thereof to the Company, in which event Exhibit A hereto shall be amended accordingly. Notwithstanding the requirement in Section 13.1(a) as to the use of registered or certified mail, any routine reports required by this Agreement to be submitted to Members or other parties to this Agreement at specified times may be sent by first-class mail.

13.2. Certificate Requirements. From time to time the Members shall sign and acknowledge all such writings as may be required to amend the Certificate or for the carrying out of the terms of this Agreement or, upon dissolution of the Company, to cancel such Certificate.

13.3. Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties to this Agreement with respect to the subject matters hereof, except for any rights, liabilities, obligations and commitments any of the parties to this Agreement may have under the Securities Purchase Agreement and the Distribution Agreement, in each case as amended from time to time, which shall continue in full force and effect, and shall be valid and binding agreements of the parties enforceable against each party in accordance with their terms and unaffected by the terms of this Agreement.

13.4. Modification. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by all parties to this Agreement.

13.5. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Person against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

13.6. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.7. Further Assurances. Each party to this Agreement shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

13.8. Arbitration. All disputes, controversies or differences which may in any way arise between the parties from or connected with this Agreement, including the interpretation, performance or nonperformance hereof, shall be submitted to and finally determined in New York, by arbitration by three arbitrators (the “Arbitrators”) from the American Arbitration Association (“AAA”), such Arbitrators to be chosen from an AAA-approved list of arbitrators who are residents of the United States. IDT and Newco shall each select one Arbitrator and shall mutually agree upon the selection of the third Arbitrator. If the parties are not able to agree upon the third Arbitrator, then the Arbitrators selected by the parties shall select the third Arbitrator. The fees and expenses of said Arbitrators shall be shared equally be the parties.

The parties intend and hereby manifest that the decision of the Arbitrators shall be according to the provisions of this Agreement, or according to the laws of the State of New York in matters, if any, not covered by this Agreement. Such decision shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction.

Each of the parties acknowledges that, in view of the uniqueness of arrangements contemplated by this Agreement, the parties would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms. Accordingly, each of the parties agrees that the other party hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which such party may be entitled at law or in equity.

For the purposes of any proceedings arising out of this Agreement, including proceedings incidental to or in aid of this Agreement to arbitrate, each party hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and for purposes of any proceedings to seek to enforce an arbitration award. Newco hereby designates, appoints and empowers Kent, Beatty & Gordon, LLP, 425 Park Avenue, New York, New York, 10022, USA, telephone (212) 421-4300, facsimile (212) 421-4303, Attention: Harry C. Beatty, Esq., and the Company, IDT and IDT Domestic-Union hereby designate, appoint, and empower McDermott, Will

& Emery, 50 Rockefeller Plaza, New York, New York 10020, telephone (212) 547 5400, facsimile (212) 547-5444, Attention: Mark Selinger, Esq., as their authorized agent to receive for and on their behalf service of summons or other legal process in any such action, suit or proceeding in the State of New York. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

If any of the parties, notwithstanding the foregoing, should attempt either to resolve any dispute arising in connection with this Agreement in a court of law or equity or to forestall, preempt, or prevent arbitration of any such dispute by resort to the process of a court of law or equity, and such dispute is ultimately determined to be arbitrable by such court of law or equity, the Arbitrator shall include in his award an amount for the other party equal to all of the other party’s costs including attorney’s fees, incurred in connection with such arbitrability determination.

13.9. Governing Law. This Agreement shall be governed by and be construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles that would result in the application of the law of another jurisdiction. In the event of a conflict between any provision of this Agreement and any nonmandatory provision of the Act, the provision of this Agreement shall control and take precedence.

13.10. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.11. Number and Gender. As used in this Agreement, all pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

13.12. Fiduciaries. Whenever any trust or estate is acting as a Member under this Agreement, any obligation or liability created hereunder shall bind only the assets of such trust or estate. No such obligation or liability shall be personally binding upon, nor shall resort be had to, nor recourse or satisfaction sought from, any individual or entity, or the property of any individual or entity, at any time acting as a fiduciary of any such trust or estate, whether the claim giving rise to such obligation or liability is based on contract, tort or otherwise.

13.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

13.14. Securities Laws. All offerings and Transfers of Membership Interests shall be made in compliance with applicable federal and state securities laws. Each Member indemnifies the other Members and the Company for any loss, cost, liability or damage arising from its breach of the foregoing sentence.

13.15. Waiver of Partition. Each Member hereby waives its right to bring an action for partition of any of the property owned by the Company.

13.16. Publicity. Newco agrees that it will not, without IDT’s prior written consent, issue any press release or make any other public statements, filings or disclosure with respect to the matters contemplated in this Agreement, except as required by any applicable law or court process.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

UNION TELECARD ALLIANCE, LLC

By: IDT Corporation, as Member

By: Title: Name:

IDT DOMESTIC-UNION, LLC

By: IDT Domestic-Telecom, Inc., its managing member

By: Name: Title:

IDT CORPORATION

By: Name: Title:

UTCG HOLDINGS LLC

By: The Carlos Gomez Family Trust, its member

By:_______________________________ Antonio Jose Gomez Trustee

EXHIBIT A

Contribution

Member and Address	Percentage	Capital Contribution
IDT Corporation 520 Broad Street Newark, New Jersey 07102 Attn: James Courter Fax: (973) 438-1503	2.0%	N/A

IDT Domestic-Union, LLC 520 Broad Street Newark, New Jersey 07102 Attn: Motti Lichtenstein Fax: (973) 438-1094	49.0%	N/A

UTCG Holdings LLC c/o Kent, Beatty & Gordon, LLP 425 Park Avenue New York, NY 10022 Tel: (212) 421-4300 Fax: (212) 421-4303 Attn: Harry C. Beatty, Esq.	49.0%	N/A

Non-Members and Addresses
Union Telecard Alliance, LLC 44 Cherry Valley West Hempstead, New York 11552

EXHIBIT B

FORM OF LLC INTEREST CERTIFICATE

THIS MEMBERSHIP INTERESTS EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF.

NEITHER THIS CERTIFICATE, NOR ANY PART HEREOF, NOR ANY INTEREST HEREIN MAY BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF.

NEITHER THE MEMBERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE, NOR ANY PART THEREOF NOR ANY INTEREST THEREIN MAY BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED OPERATING AGREEMENT OF UNION TELECARD ALLIANCE, LLC, DATED APRIL 24, 2002.

UNION TELECARD ALLIANCE, LLC

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

LLC INTEREST CERTIFICATE

This is to certify that                              (the “Member”) is the registered owner of a membership interest in UNION TELECARD ALLIANCE, LLC (the “Company”) on the terms set forth in the Amended and Restated Operating Agreement of the Company, dated as of April 24, 2002, as amended and restated from time to time (the “Agreement”), among the Members of the Company (such membership interest, the “Membership Interest”). The Membership Interest is fully paid and is a nonassessable limited liability company interest in the Company.

The powers, preferences and special rights and limitations of the Membership Interest (including limitations on transferability) are set forth in, and are subject to the terms and provisions of, the Agreement.

THE MEMBERSHIP INTEREST IN THE COMPANY EVIDENCED BY THIS CERTIFICATE IS A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF DELAWARE (6 DEL. C. 8-103(C)).

IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its Chief Executive Officer and President.

Chief Executive Officer

President